Exhibit 99.3

Resignation letter from Michael S. Tempesta


June 26, 2006


Mr. Charles Kokesh
Technology Funding Ltd.
Technology Funding Inc.
460 Saint Michaels Drive
Suite 1000
Santa Fe, New Mexico 87505


RE: Resignation of Independent General Partner of Technology Funding Partners III, L.P. (the "Fund")

Dear Mr. Kokesh:

Effective immediately, I hereby resign from my position as Independent General Partner of the above-referenced Fund.

I have lost faith in the Managing General Partners' ability to appropriately manage the Fund as a result of information I have received regarding the inappropriate management of the Fund's portfolio companies and improper and unreasonable procedures that have been used in valuing the assets of the Fund. In addition, I have lost faith in the Managing General Partners' ability to manage the liquidation of the Fund's assets for the benefit of the limited partners of the Fund.

For these reasons, I feel that I may no longer continue as a Independent General Partner of the Fund.

Very truly yours,

/s/  Michael S. Tempesta

FAX and Hard Copy to follow.

cc: Fred S. Stovall, Patton Boggs LLP